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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statement (Form S-8, No. 333-61876) of our report dated February 5, 2007, relating to the consolidated financial statements and financial statement schedule of RadNet, Inc. and affiliates included in this Annual Report on Form 10-K for the year ended October 31, 2006.


/s/ Moss Adams LLP
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Los Angeles, California
February 5, 2007